UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the “Act”)
September 1, 2005
(Date of earliest event reported)
GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-32158	33-0464753
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
200, 630 – 4th Avenue S.W.
Calgary, Alberta, Canada T2P 0J9
(Address of principal executive offices)
Telephone Number (403) 777-9250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 9.01.     Financial Statements and Exhibits.
(a)	Financial statements of business acquired. Not applicable

(b)	Pro forma financial information Not applicable

(c)	Exhibits:

99.1 Press Release dated September 1, 2005.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 1, 2005
GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive Vice President and CFO

EXHIBIT
Press release dated September 1, 2005
GSPC-JEL-GGR CONSORTIUM COMMENCES DRILLING EXPLORATORY WELL KG#17
Calgary, Alberta, Canada, September 1, 2005 – GeoGlobal Resources Inc. (Amex: GGR) announced today that drilling of an exploratory well identified as KG#17, intended to delineate the extent of the KG structure, from the KG#8 well platform had commenced on August 23, 2005. KG#17 will be drilled directionally to an intended vertical depth of 5,300 meters deviating 1.7 kilometers to the northeast of the KG#8 discovery.
GeoGlobal further announced that the operator of the KG Block, Gujarat State Petroleum Corporation Limited (GSPC), is negotiating a contract for a second jack-up rig of 15,000 psi rating capable of working in water depths up to 150 meters in order to drill additional vertical delineation and exploratory wells on the KG Block.
The Company also announced that testing of the KG#8 exploratory well has been temporarily suspended until after drilling of KG#17 has been completed. It has been previously reported that the testing of 10 meters of perforations across the interval from 4,747.5 to 4,777 meters resulted in a stabilized flow rate in excess of 10 Million cubic feet per day (MMSCFD) of gas at a wellhead flowing pressure of 4,500 psi. A second test was conducted of an additional 29 meters of perforations across the interval from 4,747.5 to 4,993 meters in combination with the first 10 meters of perforations. The test was stopped due to sand production at the surface, which had damaged the surface choke and equipment. Testing of the upper zones from 4,245 to 4,666 was suspended to commence the drilling at KG#17 and in order to attempt to maintain the integrity of the well as a future production well. It is anticipated that these zones will be tested in future wells.
Mr. J.P. Roy states, “Our experience with drilling the KG#8 well will, we believe, enable us to optimize our drilling, logging and testing equipment and procedures in connection with drilling the KG#17 well and thereby, we expect, enable us to complete a platform, pipeline and production design.”
The KG#17 well is the fourth well of the 14 well drilling program committed by GSPC-JEL-GGR consortium under the terms of the Production Sharing Contract relating to the KG-OSN-2001/3 Block in Krishna Godavari basin.
GeoGlobal Resources Inc., headquartered in Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India. Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India. Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari basin, the Cambay basin and the Deccan Syneclise basin areas.

Cautionary Statement to Investors
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration block in which the Company has an interest located offshore on the east coast of India in the Krishna Godavari Basin, the two additional exploration blocks located onshore in western India in the Cambay Basin and on the Tarapur Block in which the Company has agreed to acquire an interest, subject to Government of India consent. Statements regarding the outcome of drilling and testing the KG#8 well off the east coast of India and the timing of any commercial production that may be established are forward-looking statements and there can be no assurance as to the quantity of recoverable reserves that may exist in the area of the well or when, if ever, that the Company may realize revenues from the well. The Company’s expectations as to the results to be achieved from the drilling of the KG#17 well are also forward looking statements and there can be no assurance that these expectations will be fulfilled. The Company’s forward-looking statements also include the estimated cost and timing of exploration activities, the extent of activities to be conducted and the outcome of those activities. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company’s oil and gas exploration, development and drilling activities or the commercial success of the KG#8 well or any other well the Company may drill and involve risks and uncertainties. The Company’s actual results may differ materially from those projected in the forward-looking statements. There can be no assurance that the drilling and completion of the KG#8 well, statements regarding estimated reserves or regarding any other of the Company’s exploratory wells, and the related testing and evaluation, will result in the Company being able to claim commercially recoverable reserves of hydrocarbons. There are numerous risks and uncertainties involved in the Company’s acquisition of unproved minority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are determined not to be commercially productive. There can be no assurance that the Company’s drilling program will be successful or that the entire program will be drilled. There can be no assurance that the Company’s estimates as to the time to complete drilling operations will be accurate. The blocks are a highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company. While prior to the start date of commercial production on the KG block the Company has a carried interest, the Company will be required to fund its share of the costs incurred during the work commitment phase under the Production Sharing Contracts relating to the KG Block subsequent to the start date of commercial production. .In addition, the Company’s interest in the exploration blocks in the Cambay Basin as well as the Tarapur Block are participating interests and there can be no assurance that such funds as are required to meet the Company’s obligations under those agreements will be available to the Company in the amounts and when required. The Company’s failure to have such funds available at the times and in the amounts required could materially adversely affect the fulfillment of the Company’s business plans. There can be no assurance that the Company will obtain the consent of the Government of India to the assignment of the 20% participating interest in the Tarapur Block or that the Company will be successful in entering into alternative arrangements on commercially favorable terms with GSPC should that consent not be forthcoming. Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company’s plans and intentions. There can be no assurance that the Company’s oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company. The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest. Additional important risk factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov and www.sedar.com.

For further information contact:
Allan J. Kent, Executive VP and CFO
Carla Driedger, Investor Relations and Corporate Affairs
phone:	403-777-9253	email:	info@geoglobal.com
fax:	403-777-9199	website:	www.geoglobal.com